UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2026

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 East Broad Street, Rochester, NY 14614
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2026, the Board of Directors (the “Board”) of Constellation Brands, Inc. (“Constellation” or the “Company”), was expanded from eleven (11) to twelve (12) members. On that date, the Board filled the additional Board seat by electing E. Morgan Flatley to serve as a member of the Board effective immediately.

Ms. Flatley, age 52, has served as Executive Vice President, Global Chief Marketing Officer and New Business Ventures of McDonald’s Corporation (NYSE: MCD) (“McDonald’s”), the world’s leading global foodservice retailer, since February 2023. In this role, she is responsible for global brand-building at McDonald’s, including driving the company’s growth and transformation across marketing, menu, value platforms, digital customer engagement, insights, and new business ventures. She previously served as Senior Vice President, Global Chief Marketing Officer from November 2021 to January 2023 and as Senior Vice President, Chief Marketing and Digital Customer Experience Officer from May 2017 to November 2021. From 2004 to April 2017, she held several positions with PepsiCo Inc., a multinational food, snack, and beverage company, most recently as its Senior Vice President and Chief Marketing Officer, Global Nutrition. Ms. Flatley has not served as a director of any public company during the past five years. Ms. Flatley brings to the Board proven executive leadership experience, deep food and beverage industry expertise, and experience in marketing, creativity, and advertising as well as business growth through revenue growth management, strategy, digital transformation and engagement, and customer insights and loyalty.

The Board has affirmatively determined that Ms. Flatley is an independent director under applicable New York Stock Exchange requirements. As a non-management member, Ms. Flatley will receive the compensation paid to non-management directors for service on the Board and its committees. However, as her service will commence outside the annual meeting timeframe, the amount of her annual cash retainers, and the number of shares subject to her annual restricted stock unit awards, will be prorated from the date her service commences to the scheduled date of the Company’s next annual meeting of stockholders at which directors are elected. A description of the non-management director compensation program, as of July 15, 2025, filed as Exhibit 10.3 to the Form 8-K filed on October 7, 2025, is incorporated herein by reference. Ms. Flatley’s committee appointments will be determined at a subsequent date.

There are no arrangements or understandings between Ms. Flatley and any other person pursuant to which she was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Ms. Flatley that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
On May 21, 2026, Constellation issued a news release (the “release”) announcing the election of Ms. Flatley to serve as a member of the Board, effective May 20, 2026. A copy of the release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News Release of Constellation Brands, Inc. dated May 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer